EX 3.8

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:09 PM 02/10/2009
FILED 05:50 PM 02/10/2009
SRV 090125314 – 4051187 FILE

IMAGEWARE SYSTEMS, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATION
OF
SERIES D 8% CONVERTIBLE PREFERRED STOCK

The undersigned, S. James Miller, Jr., hereby certifies as follows:

1.	The name of the corporation (hereinafter the “Corporation”) is ImageWare Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

2.	The reference to “2,000” in Section 2 of the Corporation’s Certificate of Designation of Series D 8% Convertible Preferred Stock is hereby deleted and replaced with “3,000”.

3.
The amendment herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ImageWare Systems, Inc. has caused this Certificate of Amendment to be signed by S. James Miller, Jr., its Chief Executive Officer, this 10th day of February, 2009.

/s/ S. James Miller
Name: S. James Miller
Title: Chief Executive Officer